UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

Tejon Ranch Co.

(Exact name of registrant as specified in its charter)

Commission File No. 1-7183

Delaware	77-0196136
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P. O. Box 1000, Lebec, California 93243

(Address of principal executive offices)            (Zip Code)

661-248-3000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 18, 2017, Tejon Ranch Co. (the “Company”) issued a press release announcing the terms of a rights offering to stockholders approved by its Board of Directors in which stockholders will receive transferable rights to purchase additional shares of the Company’s common stock at a discount from the market price at the time the offering commences. Under the terms of the rights offering, the Company will distribute, at no charge, to the holders of its common stock as of 5:00 p.m., New York time, on October 4, 2017, one transferable subscription right for each share of Company common stock then owned. Each subscription right will entitle the holder to purchase 0.20 shares of common stock using a purchase price of $18.00 per whole share. Assuming the rights offering is fully subscribed, the Company currently expects the gross proceeds of the offering to be approximately $75 million.

The rights offering also includes an over-subscription privilege, which entitles a stockholder who exercises all of its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. If there are not enough unsubscribed shares to honor all requests under the over-subscription privilege, the Company may, at its discretion, elect to issue up to an additional 833,333 of over-allotment shares to honor requests under the over-subscription privilege. If the over-allotment shares are issued maximum gross proceeds in the offering would be approximately $90 million.

The net proceeds of the offering will be used to provide additional working capital for general corporate purposes, including to fund general infrastructure costs and the development of buildings at Tejon Ranch Commerce Center, to continue forward with entitlement and permitting programs for the Centennial at Tejon Ranch and Grapevine at Tejon Ranch communities and costs related to the preparation of the development of Mountain Village at Tejon Ranch. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press Release of the Company dated September 18, 2017, announcing the terms for rights offering to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TEJON RANCH CO.

By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President and Chief Financial Officer

Dated: September 18, 2017

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